EXHIBIT 99.1

Northern Oil and Gas, Inc. Announces 2013 Second Quarter Results

WAYZATA, MINNESOTA — August 8, 2013 — Northern Oil and Gas, Inc. (NYSE MKT: NOG) today announced 2013 second quarter results of operations.

2013 SECOND QUARTER HIGHLIGHTS

•	Second quarter 2013 production of 991,563 barrels of oil equivalent (“Boe”), or 10,896 average Boe per day
•	Northern added 83 gross (5.7 net) wells to production during the second quarter of 2013
•	As of June 30, 2013, Northern was participating in 218 gross (17.4 net) wells drilling or awaiting completion

Northern’s Adjusted Net Income for the second quarter of 2013 was $14.6 million, or $0.23 per diluted share.  Adjusted Net Income excludes the impact of unrealized mark-to-market gains and losses on derivative instruments.  GAAP net income for the second quarter of 2013 was $25.0 million, or $0.39 per diluted share.  Adjusted EBITDA for the second quarter of 2013 was $58.2 million.

ACREAGE UPDATE

As of June 30, 2013, Northern controlled approximately 182,400 net acres targeting the Williston Basin Bakken and Three Forks.  During the second quarter of 2013, Northern acquired leasehold interests covering an aggregate of 4,476 net mineral acres at an average cost of $1,057 per net acre.

As of June 30, 2013, approximately 61% of Northern’s total acreage position, and approximately 71% of Northern’s North Dakota acreage position, was developed, held by production or held by operations.

DRILLING AND COMPLETIONS UPDATE

During the second quarter of 2013, Northern participated in 83 gross (5.7 net) wells that were completed and placed into production.  As a result, Northern’s producing wells totaled 1,438 gross (121.5 net) as of June 30, 2013.  In addition to these wells, Northern was participating in 218 gross (17.4 net) wells drilling or awaiting completion at June 30, 2013.

Subsequent to the end of the second quarter, through July 31, Northern has completed 62 gross (6.4 net) wells and spud 62 gross (5.7 net) wells.  Northern was participating in 218 gross (16.7 net) wells drilling or awaiting completion at July 31, 2013.

CAPITAL EXPENDITURES AND LIQUIDITY UPDATE

During the second quarter of 2013, Northern incurred $93.5 million of capital expenditures on drilling and completion costs.  Capital expenditures in the second quarter include a percentage of completion allocation for wells on the current drilling or awaiting completion list, which increased over the prior quarter.  In addition, during the second quarter Northern incurred $4.2 million on acreage and related activities, and $3.8 million on other capital expenditure activities.

During the second quarter, Northern issued an additional $200 million of 8.0% senior unsecured notes at a price of 105.25%, to yield 6.75%. The proceeds were used to repay the Company’s revolving credit facility and for other working capital requirements.  At June 30, 2013, Northern had $400 million of undrawn, committed liquidity under its $750 million revolving credit facility and approximately $18.1 million in cash, resulting in liquidity of approximately $418 million.

REVISED PRODUCTION GUIDANCE FOR 2013

As a result of lower net well additions during the first half of 2013 (15.3 net), Northern is revising its 2013 full year estimates of net well additions and production.  Northern now estimates that it will add approximately 36 net wells to production during the year and that 2013 full year production will be approximately 4.3 million barrels of oil equivalent.

Northern estimates that weighted average drilling and completion costs will total approximately $9.1 million for the wells it added to production during the first six months of 2013.  The weighted average AFE estimate for the wells in process as of June 30, 2013 is $8.8 million.

HEDGING UPDATE

Northern hedges portions of its expected production volumes to increase the predictability of its cash flow and to help maintain a strong financial position. The following table summarizes Northern’s oil derivative contracts as of June 30, 2013, by fiscal quarter:

	COSTLESS COLLARS		SWAPS
Contract Period	Volume (Bbls)	Weighted Average Floor/Ceiling Price (per Bbl)	Volume (Bbls)	Weighted Average Price (per Bbl)
2013:
Q3	558,374	$90.36 - $104.23	435,000	$91.39
Q4	532,864	$90.45 - $104.29	495,000	$91.13
2014:
Q1	60,000	$90.00 - $99.05	900,000	$91.17
Q2	60,000	$90.00 - $99.05	930,000	$91.15
Q3	60,000	$90.00 - $99.05	945,000	$89.81
Q4	60,000	$90.00 - $99.05	975,000	$89.77
2015:
Q1	–	–	630,000	$89.05
Q2	–	–	630,000	$89.05
Q3	–	–	180,000	$89.00
Q4	–	–	180,000	$89.00

MANAGEMENT COMMENT

“As we indicated on our conference call at the beginning of the year, we were expecting 2013 production growth to be weighted to the second half of the year.  The number of wells added to our producing wells in the first half of the year was below our original expectations.  However, we are encouraged by the build this quarter in the number of net wells we have drilling or awaiting completion and by the level of completion activity subsequent to the end of the quarter,” commented Northern’s Chairman and Chief Executive Officer, Michael Reger.  “We also continue to expand our acreage position in the basin at very attractive prices and we have an outstanding liquidity position as we begin the second half of the year.”

SECOND QUARTER 2013 OPERATING AND FINANCIAL RESULTS

The following tables summarize Northern’s second quarter operating and financial results for 2013 as compared to 2012:
	Quarter Ended June 30,
	2013	2012	Change
Net Production:
Oil (Bbl)	895,005	883,645	1%
Natural Gas and other liquids (Mcf)	579,346	382,940	51%
Total (Boe)	991,563	947,468	5%

Average Daily Production:
Oil (Bbl)	9,835	9,710	1%
Natural Gas and other liquids (Mcf)	6,366	4,208	51%
Total (Boe)	10,896	10,412	5%

Average Sales Prices:
Oil (per Bbl)	$85.55	$77.51	10%
Effect of oil hedges on average price (per Bbl)	(0.56)	(1.24)	(55)%
Oil net of hedging (per Bbl)	84.99	76.27	11%
Natural Gas and other liquids (per Mcf)	5.27	5.09	4%
Realized price per Boe(a)	79.80	73.19	9%

Average Production Costs (per Boe of production):
Production Expenses	$10.49	$7.70	36%
Production Taxes	7.63	7.03	9%
General and Administrative	3.95	4.66	(15)%
Depletion, Depreciation, Amortization and Accretion	26.79	27.07	(1)%

(a)	Realized prices include realized gains or losses on cash settlements for commodity derivatives.

In the second quarter of 2013, oil, natural gas and NGL sales, including the effect of settled derivatives, increased 14% compared to the second quarter of 2012, driven by a 5% increase in production due to net wells added during the quarter and a 9% increase in realized prices per Boe.

As a result of oil price derivative activities, Northern incurred a net cash settlement loss of $0.5 million in the second quarter of 2013, compared to a loss of $1.1 million in the second quarter of 2012.  As a result of forward oil price changes, non-cash mark-to-market derivative gains were $17.0 million in the second quarter of 2013 compared to non-cash gains of $49.8 million in the second quarter of 2012.

Production expenses were $10.4 million in the second quarter of 2013 compared to $7.3 million in the second quarter of 2012.  On a per unit basis, production expenses increased to $10.49 per Boe in the second quarter of 2013 from $7.70 per Boe in the second quarter of 2012.  This 36% increase was driven by higher water hauling and disposal costs and workover expenses.  Over the past twelve months, we have had significant net well additions in areas that have high levels of water production and a less developed water hauling and disposal infrastructure.  In addition, during the second quarter of 2013 we experienced an unusually high level of workover activities on wells shut in as a result of completion activity on nearby pads.

Average production tax rates on oil and gas sales were 9.5% in the second quarter of 2013 and 9.5% in the second quarter of 2012. Production tax expense was $7.6 million in the second quarter of 2013, compared to $6.7 million in the second quarter of 2012.

General and administrative expense was $3.9 million for the second quarter of 2013 compared to $4.4 million in the second quarter of 2012.  On a per unit basis, second quarter 2013 general and administrative expenses were $3.95 per Boe, a 15% reduction when compared with the $4.66 per Boe for the second quarter of 2012.

Depletion, depreciation, amortization and accretion (“DD&A”) was $26.6 million, or $26.79 per Boe, in the second quarter of 2013, compared to $25.6 million, or $27.07 per Boe, in the second quarter of 2012.  Depletion expense, the largest component of DD&A, was $26.66 per Boe in the second quarter of 2013, compared to $26.93 per Boe in the second quarter of 2012.

Interest expense was $7.8 million for the second quarter of 2013 compared to $2.7 million in the second quarter of 2012.  The increase in interest expense is due to the issuance of $300 million in senior notes during the second quarter of 2012 and an additional $200 million issuance of senior notes during the second quarter of 2013.

Net income was $25.0 million in the second quarter of 2013, compared to $43.6 million in the second quarter of 2012.  Diluted net income per common share was $0.39 for the second quarter of 2013 and $0.70 for the second quarter of 2012.

Adjusted Net Income for the second quarter of 2013 was $14.6 million, or $0.23 per diluted share, as compared to $13.6 million, or $0.22 per diluted share, for the second quarter of 2012.  Northern defines Adjusted Net Income as net income (loss) excluding unrealized gain (loss) on derivative instruments, net of tax.

Adjusted EBITDA for the second quarter of 2013 was $58.2 million, which represents a 10% increase over Adjusted EBITDA of $53.1 million for the second quarter of 2012.  Northern defines Adjusted EBITDA as net income (loss) before (i) interest expense, (ii) income taxes, (iii) depreciation, depletion, amortization and accretion, (iv) unrealized gain (loss) on derivative instruments and (v) non-cash share based compensation expense.

Adjusted Net Income and Adjusted EBITDA are non-GAAP measures.  A reconciliation of these measures to the most directly comparable GAAP measure is included in the accompanying financial tables found later in this release.  Management believes the use of these non-GAAP financial measures provides useful information to investors to gain an overall understanding of current financial performance.  Specifically, management believes the non-GAAP results included herein provide useful information to both management and investors by excluding certain expenses and unrealized derivatives gains and losses that management believes are not indicative of Northern’s core operating results.  In addition, these non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring Northern’s performance, and management believes it is providing investors with financial measures that most closely align to its internal measurement processes.

SECOND QUARTER 2013 EARNINGS RELEASE CONFERENCE CALL

In conjunction with Northern’s release of its financial and operating results, investors, analysts and other interested parties are invited to listen to a conference call with management on Friday, August 9, 2013 at 9:00 a.m. Central Standard Time.  Details for the conference call are as follows:

Dial-In Number:  (888) 740-6116 (US/Canada) and (913) 321-1446 (International)
Conference ID:  9167837 - Northern Oil and Gas, Inc. Second Quarter 2013 Earnings Call
Replay Dial-In Number: (888) 203-1112 (US/Canada) and (719) 457-0820 (International)
Replay Access Code:  9167837 - Replay will be available through August 23, 2013

ABOUT NORTHERN OIL AND GAS

Northern Oil and Gas, Inc. is an exploration and production company with a core area of focus in the Williston Basin Bakken and Three Forks play in North Dakota and Montana.

More information about Northern Oil and Gas, Inc. can be found at www.NorthernOil.com.

SAFE HARBOR

This press release contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”).  All statements other than statements of historical facts included in this release regarding Northern Oil’s financial position, business strategy, plans and objectives of management for future operations, industry conditions, and indebtedness covenant compliance are forward-looking statements.  When used in this release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “target,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes.  Items contemplating or making assumptions about actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond Northern Oil’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: changes in crude oil and natural gas prices, the pace of drilling and completions activity on our properties, general economic or industry conditions, nationally and/or in the communities in which Northern Oil conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, Northern Oil’s ability to raise capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, and other economic, competitive, governmental, regulatory and technical factors affecting Northern Oil’s operations, products, services and prices.

Northern Oil has based these forward-looking statements on its current expectations and assumptions about future events.  While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond Northern Oil’s control.

CONTACT:

Brandon Elliott
EVP, Corporate Development and Strategy
952-476-9800
belliott@northernoil.com

Erik Nerhus
VP, Business Development
952-476-9800
enerhus@northernoil.com

NORTHERN OIL AND GAS, INC.
STATEMENTS OF COMPREHENSIVE INCOME
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2013 AND 2012
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
REVENUES
Oil and Gas Sales	$79,623,169	$70,439,015	$162,794,830	$135,578,411
Loss on Settled Derivatives	(498,817)	(1,094,885)	(870,100)	(6,430,482)
Unrealized Gain on Derivative Instruments	17,009,668	49,799,311	2,099,013	40,434,398
Other Revenue	27,783	64,160	36,142	148,266
Total Revenues	96,161,803	119,207,601	164,059,885	169,730,593

OPERATING EXPENSES
Production Expenses	10,397,171	7,292,253	19,038,381	13,805,601
Production Taxes	7,561,156	6,658,004	15,372,460	12,736,889
General and Administrative Expense	3,915,298	4,419,607	7,904,104	9,100,985
Depletion of Oil and Gas Properties	26,435,050	25,519,809	53,103,221	43,829,309
Depreciation and Amortization	92,867	102,307	187,142	199,396
Accretion of Discount on Asset Retirement Obligations	31,209	21,821	61,456	37,453
Total Expenses	48,432,751	44,013,801	95,666,764	79,709,633

INCOME FROM OPERATIONS	47,729,052	75,193,800	68,393,121	90,020,960

OTHER INCOME (EXPENSE)
Interest Expense	(7,819,591)	(2,728,104)	(13,927,591)	(2,924,403)
Other (Expense) Income	(267,788)	700	(267,724)	1,100
Total Other Income (Expense)	(8,087,379)	(2,727,404)	(14,195,315)	(2,923,303)

INCOME BEFORE INCOME TAXES	39,641,673	72,466,396	54,197,806	87,097,657

INCOME TAX PROVISION	14,630,000	28,840,000	20,234,614	34,665,350

NET INCOME	$25,011,673	$43,626,396	$33,963,192	$52,432,307

OTHER COMPREHENSIVE INCOME NET OF TAX
Reclassification of Derivative Instruments Included in Income (Net of Tax of $39,000 for the Six Months ended June 30,2012)	-	-	-	62,309
Total Other Comprehensive Income	$-	$-	$-	$62,309

COMPREHENSIVE INCOME	$25,011,673	$43,626,396	$33,963,192	$52,494,616

Net Income Per Common Share – Basic	$0.40	$0.70	$0.54	$0.84
Net Income Per Common Share – Diluted	$0.39	$0.70	$0.54	$0.84
Weighted Average Shares Outstanding – Basic	62,973,916	62,399,869	62,915,941	62,319,553
Weighted Average Shares Outstanding – Diluted	63,358,152	62,705,473	63,337,342	62,687,814

NORTHERN OIL AND GAS, INC.
BALANCE SHEETS
JUNE 30, 2013 AND DECEMBER 31, 2012
	June 30, 2013 (unaudited)	December 31, 2012
CURRENT ASSETS
Cash and Cash Equivalents	$18,095,437	$13,387,998
Trade Receivables	69,571,190	70,219,669
Advances to Operators	1,640,014	3,109,591
Prepaid Expenses and Other	2,800,560	1,707,089
Derivative Instruments	2,504,212	4,095,197
Deferred Tax Asset	3,350,000	1,695,000
Total Current Assets	97,961,413	94,214,544

PROPERTY AND EQUIPMENT
Oil and Natural Gas Properties, Full Cost Method of Accounting
Proved	1,362,425,608	1,159,191,601
Unproved	81,616,025	82,926,384
Other Property and Equipment	1,400,756	3,158,224
Total Property and Equipment	1,445,442,389	1,245,276,209
Less – Accumulated Depreciation and Depletion	214,952,621	162,031,493
Total Property and Equipment, Net	1,230,489,768	1,083,244,716

DERIVATIVE INSTRUMENTS	7,801,584	1,763,008

DEBT ISSUANCE COSTS, net of accumulated amortization of $4,033,478 at June 30, 2013 and $2,872,598 at December 31, 2012	16,310,025	11,713,030

TOTAL ASSETS	$1,352,562,790	$1,190,935,298
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts Payable	$108,389,431	$95,822,162
Accrued Expenses	2,253,743	2,454,085
Accrued Interest	3,333,333	2,180,416
Derivative Instruments	4,749,779	-
Total Current Liabilities	118,726,286	100,456,663

LONG-TERM LIABILITIES
Revolving Credit Facility	-	124,000,000
8% Senior Notes, net of accumulated amortization of bond premium of $216,814 at June 30, 2013 and $0 at December 31, 2012	510,283,186	300,000,000
Derivative Instruments	146,544	2,547,745
Other Noncurrent Liabilities	1,891,210	1,570,630
Deferred Tax Liability	98,060,000	76,175,000
Total Long-Term Liabilities	610,380,940	504,293,375

TOTAL LIABILITIES	729,107,226	604,750,038

COMMITMENTS AND CONTINGENCIES (NOTE 8)

STOCKHOLDERS’ EQUITY
Preferred Stock, Par Value $.001; 5,000,000 Authorized, No Shares Outstanding	-	-
Common Stock, Par Value $.001; 95,000,000 Authorized, (6/30/2013 – 63,808,355 Shares Outstanding and 12/31/2012 – 63,532,622 Shares Outstanding)	63,808	63,532
Additional Paid-In Capital	468,773,256	465,466,420
Retained Earnings	154,618,500	120,655,308
Total Stockholders’ Equity	623,455,564	586,185,260

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,352,562,790	$1,190,935,298

Reconciliation of Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Net Income	$25,011,673	$43,626,396	$33,963,192	$52,432,307
Add:
Interest Expense	7,819,591	2,728,104	13,927,591	2,924,403
Income Tax Provision	14,630,000	28,840,000	20,234,614	34,665,350
Depreciation, Depletion, Amortization, and Accretion	26,559,126	25,643,937	53,351,819	44,066,158
Non-Cash Share Based Compensation	1,185,596	2,091,972	2,307,870	4,296,899
Unrealized Gain on Derivative Instruments	(17,009,668)	(49,799,311)	(2,099,013)	(40,434,398)
Adjusted EBITDA	$58,196,318	$53,131,098	$121,686,073	$97,950,719

Reconciliation of Adjusted Net Income

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Net Income	$25,011,673	$43,626,396	$33,963,192	$52,432,307
Add:
Unrealized Gain on Derivative Instruments, Net of Tax	(10,410,668)	(29,979,311)	(1,241,013)	(24,341,398)
Adjusted Net Income	$14,601,005	$13,647,085	$32,722,179	$28,090,909

Weighted Average Shares Outstanding – Basic	62,973,916	62,399,869	62,915,941	62,319,553
Weighted Average Shares Outstanding – Diluted	63,358,152	62,705,473	63,337,342	62,687,814

Net Income Per Common Share – Basic	$0.40	$0.70	$0.54	$0.84
Add:
Change due to Unrealized Gain on Derivative Instruments, Net of Tax	(0.17)	(0.48)	(0.02)	(0.39)
Adjusted Net Income Per Common Share – Basic	$0.23	$0.22	$0.52	$0.45

Net Income Per Common Share – Diluted	$0.39	$0.70	$0.54	$0.84
Add:
Change due to Unrealized Gain on Derivative Instruments, Net of Tax	(0.16)	(0.48)	(0.02)	(0.39)
Adjusted Net Income Per Common Share – Diluted	$0.23	$0.22	$0.52	$0.45